Exhibit 99.1

United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$377,967
Realized Trading Gain (Loss) on Short-Term Investments	(81)
Unrealized Gain (Loss) on Market Value of Futures	(654,477)
Dividend Income	5,624
Interest Income	7,695
Total Income (Loss)	$(263,272)

Expenses
General Partner Management Fees	$4,792
Professional Fees	2,744
Brokerage Commissions	1,104
Non-interested Directors' Fees and Expenses	87
Prepaid Insurance Expense	62
NYMEX License Fee	120
Total Expenses	8,909
Expense Waiver	(2,928)
Net Expenses	$5,981
Net Income (Loss)	$(269,253)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/18	$9,309,583
Net Income (Loss)	(269,253)

Net Asset Value End of Month	$9,040,330
Net Asset Value Per Share (200,000 Shares)	$45.20

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612